Exhibit 1.01

Conflict Minerals Report

OF ROCKWELL AUTOMATION, INC.

IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This is the Conflict Minerals Report of Rockwell Automation, Inc. (the Company or Rockwell Automation) for calendar year 2015 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Conflict Minerals Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

I.	Introduction

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. The Company has two operating segments: Architecture & Software and Control Products & Solutions. The Architecture & Software segment contains all of the hardware, software and communication components of our integrated control and information architecture. The Control Products & Solutions segment portfolio includes electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

In 2015, Rockwell Automation considers all products sold to be in-scope and include:

•	Controllers, electronic operator interface devices, electronic input/output devices, communication and networking products industrial computers and Logix controllers.

•	Rotary and linear motion control products, sensors and machine safety components.

•	Low and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

•	Packaged solutions such as configured drives and motor control centers and automation and information solutions for manufacturing applications.

Rockwell Automation’s supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Automation relies on its suppliers to provide information on the origin of the tin, tantalum, tungsten and gold (3TG) necessary to the functionality or production of components that are included in Rockwell Automation products. Many Rockwell Automation products contain at least one of the 3TG minerals.

Rockwell Automation’s due diligence processes have been designed in conformance with the due diligence related steps of the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements for gold, tantalum, tin and tungsten (OECD Framework).

II.	Reasonable Country of Origin Inquiry

OECD Step 1 – Establish strong company management systems

As a part of the development and execution of Rockwell Automation’s conflict minerals compliance program, the Company incorporated leading practices from multi-industry initiatives such as MAPI (Manufacturers Alliance for Productivity and Innovation), EICC (Electronic Industry Citizen Coalition) and GeSI (Global e-Sustainability Initiative) and CFSI (Conflict Free Sourcing Initiative).

Company Policies – Rockwell Automation communicated conflict minerals expectations to suppliers and the public via a Conflict Minerals Supply Chain Statement, which encourages suppliers to source responsibly, and is available at the following internet website:
http://www.rockwellautomation.com/global/about-us/sustainability-ethics/integrity-compliance-overview.page
(File Name: Rockwell Automation Conflict Minerals Supply Chain Statement July 2015)

Internal Management Team – Rockwell Automation utilized an executive steering committee, and relevant staff functions and technical experts (e.g. Legal, Purchasing, Strategic Sourcing, Chemistry & Materials Engineering) to support the Company’s Conflict Minerals program managed by the Engineering Services Program Management Office (Conflict Minerals Team).

System of Controls and Transparency – Rockwell Automation adopted a conflict minerals transparency contract with the expectation that suppliers provide information regarding the origin of their 3TG into purchase orders and new contracts and is inserted into existing contracts as they are renewed.

Existing Rockwell Automation process for record retention requiring a 10 year retention period for regulatory filings was used for supplier request for information (RFI) tracking.

Rockwell Automation used a data management tool to maintain conflict minerals information provided by suppliers.

Companies being evaluated as new suppliers to Rockwell Automation are subjected to a New Supplier Audit process. In 2015, additions to this process were used to determine a supplier’s conflict minerals engagement.

Supplier Engagement – During the annual request for information (RFI), Rockwell Automation educated their applicable suppliers by providing general conflict minerals information, Conflict Free Sourcing Initiative information, and links to additional resources to highlight requirements, resources available and the importance of conflict minerals investigations.

Grievance Mechanism – Anyone can report violations of Rockwell Automation’s policies at
http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/ombudsman.page

A secure and confidential service is provided by 3rd party at
https://secure.ethicspoint.com/domain/media/en/gui/43130/index.html

RCOI list creation and data collection – (not an OECD step)

Because of the complexity and size of its supply chain, Rockwell Automation developed a risk-based approach that focused on direct suppliers that it believed were likely to provide Rockwell Automation with components and/or raw materials containing tin, tantalum, tungsten and gold (3TG).

The smelters and refiners are consolidation points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Rockwell Automation engages its suppliers to influence their suppliers and/or smelters and refiners of 3TG supply chain transparency requirements.

Rockwell Automation provided training materials on its conflict minerals policies to internal Rockwell Automation employees (e.g. supplier quality, corporate purchasing, strategic sourcing, sales, design, design support organizations and compliance personnel).

To identify sources of 3TG in its products Rockwell Automation:

•	Conducted a supply-chain survey with all direct suppliers that it believed were likely to provide components and raw materials containing 3TG.

•	These suppliers were identified based on their alignment with commodities of parts they supply, their supplier status and annual spend.

•	Inquiries requested the use of the template managed by the Conflict Free Sourcing Initiative, known as the Conflict Minerals Reporting Template (the CMRT), to identify smelters and refiners in their supply chain.

•	Customized RFI communications were sent to suppliers who did not provide a requested CRMT in the previous year to get a better response rate.

•	Used an internal data collection team who made initial supplier requests, forwarded responses and/or questions to the Conflict Mineral Team and tracked supplier responses.

•	Used an escalation process to drive supplier responses when required.

•	If suppliers did not respond in a designated time frame, the contact with suppliers was escalated to the related Buyers, Sourcing Managers, and ultimately, it was escalated to Sourcing Directors until resolved.

•	Reviewed supplier responses for reasonableness and completeness, and, where appropriate, further inquired of these suppliers to explain their reason for certain answers.

In 2015, Rockwell Automation received responses back from 100% of these suppliers (as compared to approximately 53% in 2013 and 96% in 2014). Of those responding, 49% indicated they had 100% of their information.

OECD Step 2 – Identify and assess risk in the supply chain

Rockwell Automation evaluated and assigned the supplier risk based on responses, their conflict mineral program, their completeness and reasonableness evaluation, and their smelter list. Rockwell Automation used the Conflict Free Sourcing Initiative information and general public information to determine a smelter or refiner’s country of origin.

Rockwell Automation executives were kept informed of potential risks through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

III.	Due Diligence Design and Performance

Due Diligence Design

Rockwell Automation’s due diligence processes have been designed in conformance with the due diligence related steps of the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements for gold, tantalum, tin and tungsten (OECD Framework).

Due Diligence Measures Performed

OECD Step 3 – Design and implement a strategy to respond to identified risks

To identify risk in the supply chain, Rockwell Automation supported the audit strategy of 3TG smelters and refiners conducted by third parties through its participation in, and payment of membership dues to the Conflict Free Sourcing Initiative. Rockwell Automation became a member of the Conflict Free Sourcing Initiative in 2014. (CFSI Member identification: RKWL)

Suppliers were evaluated based on their smelter and refiner information obtained from Conflict Minerals Materials Template (CMRT) declarations and assigned a risk. Rockwell Automation used the Conflict Free Sourcing Initiative information and general public information to determine a smelter or refiner’s conflict minerals status.

Rockwell Automation executives were kept informed of risk management actions through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

Based on the suppliers’ assigned risk, there was no instance where it was necessary to implement risk mitigation or any corrective actions to suppliers in 2015. Rockwell Automation’s risk mitigation efforts would include the following steps if smelters or refiners were identified as supporting armed forces activity.

•	Identify the Rockwell components and product affected by this supplier.

•	Identify specific components Rockwell Automation purchased from that supplier’s conflict source to determine whether corrective action is necessary.

•	Establish specific correction actions for each supplier and track actions.

•	If corrective action would be required and the supplier refuses to take actions to change that relationship (through either changing their suppliers or driving their suppliers to source only from conflict free sources) the supplier would be the subject of additional risk mitigation, which could result in suspended trade or disengagement from Rockwell Automation.

Rockwell Automation participated in a Conflict Free Sourcing Initiative committee to contact smelters and refiners to encourage them to participate in the audit program. Rockwell Automation provides the CFSI with any unidentified smelter / refiner information received from suppliers, for CFSI analysis.

OECD Step 4 – Carry out an independent third-party audit of the supply chain due diligence.

As a member of the Conflict Free Sourcing Initiative, Rockwell Automation (CFSI Member identification: RKWL) supported the audit of smelters and refiners and CFSI’s efforts to identify the country of origin of the smelter and refiner 3TG, as described in CFSI website http://www.conflictfreesourcing.org/. During our annual request for information, Rockwell Automation encouraged its suppliers to become members of CFSI.

OECD Step 5 – Report on supply chain due diligence

Rockwell Automation files its Conflict Mineral Report on Form SD annually with the SEC. Rockwell Automation also publishes its Conflict Mineral Report on its website annually at
http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/integrity-compliance-overview.page (Rockwell Automation Conflict Mineral SD Form 2015)

IV.	Smelter and Refiner Disclosures

Facilities and Country of Origin of 3TG

Schedule 1 lists the smelters and refiners on the Rockwell Automation Conflict Minerals Materials Template (CMRT). Based on the information provided by Rockwell Automation’s suppliers, it cannot be verified that all the smelters identified contributed to parts that ended up in Rockwell Automation products.

Rockwell Automation’s CMRT smelter list contains smelters and refiners that have and have not been evaluated by the Conflict Free Sourcing Initiative. Any smelters and refiners on the Rockwell Automation CMRT identified as sourcing from the DRC region were found to be compliant with the CFSI assessment protocol. The data collection was completed as of April 30, 2016. The Rockwell Automation Conflict Minerals Materials Template (CMRT) list was updated to reflect the facilities confirmed in the CFSI CMRT Smelter Reference List.

The country of origin (COO) of the 3TG processed by the Conflict Free Sourcing Initiative verified smelters identified by the Rockwell Automation supply chain are believed to be those identified in the Schedule 2. All smelters and refiners who source from the DRC region that have been audited by the Conflict Free Sourcing Initiative are compliant with the Conflict Free Sourcing Initiative assessment protocol. Based on the information provided by Rockwell Automation’s suppliers, it cannot be verified that all the Country of Origin identified in Schedule 2 contributed to parts that ended up in Rockwell Automation products.

V.	Future Measures

Rockwell Automation will undertake the following steps during the next compliance period:

•	Update the conflict minerals information supplied to all suppliers included in our request for information process to reinforce Rockwell Automation’s expectations regarding conflict minerals.

•	Customize the 2016 request for information for suppliers as deemed necessary to increase the information received.

•	Further engage with relevant trade associations to share best practices.

•	Continue to support the Conflict Free Sourcing Initiative and smelter audits through our membership and participation in subcommittees.

•	Continue to share unidentified smelter lists with Conflict Free Sourcing Initiative to assist in identifying legitimate smelters and refiners.

•	Direct customers to the Conflict Free Sourcing Initiative organization for information, and encourage them to support the Conflict Free Sourcing Initiative efforts through membership, and continue to do the same with suppliers.

•	Implement process improvements based on 2015 consultant process evaluation to improve alignment of procedures with OECD, expand completeness and reasonableness measures, and standardize terminology.

Schedule 1

Conflict Free Sourcing Initiative smelters and refiners identified by Rockwell Automation Supply Chain. Smelters and refiners with an asterisk (*) are compliant with the Conflict Free Sourcing Initiative (CFSI) assessment protocol as of May 10th, 2016. Similarly, smelters and refiners with a pound (#) are working with the CFSI to meet the CFSI assessment protocol.

Smelter ID	Metal	Smelter Names		Smelter Country
CID000015	Gold	Advanced Chemical Company	#	UNITED STATES
CID000019	Gold	Aida Chemical Industries Co., Ltd.	*	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	*	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	#	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	*	BRAZIL
CID000077	Gold	Argor-Heraeus SA	*	SWITZERLAND
CID000082	Gold	Asahi Pretec Corporation	*	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	*	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		TURKEY
CID000113	Gold	Aurubis AG	*	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	*	PHILIPPINES
CID000157	Gold	Boliden AB	*	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	*	GERMANY
CID000180	Gold	Caridad		MEXICO
CID000185	Gold	CCR Refinery – Glencore Canada Corporation	*	CANADA
CID000189	Gold	Cendres + Métaux SA	#	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.		CHINA
CID000233	Gold	Chimet S.p.A.	*	ITALY
CID000264	Gold	Chugai Mining		JAPAN
CID000328	Gold	Daejin Indus Co., Ltd.	#	KOREA, REPUBLIC OF
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.		CHINA
CID000359	Gold	Do Sung Corporation	#	KOREA, REPUBLIC OF
CID000359	Gold	DSC (Do Sung Corporation)	#	KOREA, REPUBLIC OF
CID000362	Gold	Doduco	*	GERMANY
CID000362	Gold	DODUCO GmbH	*	GERMANY
CID000401	Gold	Dowa	*	JAPAN
CID000401	Gold	Dowa Metals & Mining Co. Ltd	*	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	*	JAPAN
CID000493	Gold	FSE Novosibirsk Refinery	*	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery	*	RUSSIAN FEDERATION
CID000522	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.		CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.		CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		CHINA
CID000694	Gold	Heimerle + Meule GmbH	*	GERMANY
CID000707	Gold	Heraeus Ltd. Hong Kong	*	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	*	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.		CHINA
CID000767	Gold	Hunan Chenzhou Mining Group Co., Ltd.		CHINA
CID000778	Gold	Hwasung CJ Co., Ltd.		KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	*	CHINA

CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	*	JAPAN
CID000814	Gold	Istanbul Gold Refinery	*	TURKEY
CID000823	Gold	Japan Mint	*	JAPAN
CID000855	Gold	Jiangxi Copper Company Limited	*	CHINA
CID000920	Gold	Asahi Refining USA Inc.	*	UNITED STATES
CID000920	Gold	Johnson Matthey Inc.	*	UNITED STATES
CID000920	Gold	Johnson Matthey Inc. (USA)	*	UNITED STATES
CID000924	Gold	Asahi Refining Canada Limited	*	CANADA
CID000924	Gold	Johnson Matthey Limited	*	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	*	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	*	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	*	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC		KAZAKHSTAN
CID000957	Gold	Kazzinc	*	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	*	UNITED STATES
CID000981	Gold	Kojima Chemicals Co., Ltd.	*	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC		KYRGYZSTAN
CID001032	Gold	L’ azurde Company For Jewelry		SAUDI ARABIA
CID001056	Gold	Lingbao Gold Company Limited		CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.		CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	*	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.		CHINA
CID001093	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd		CHINA
CID001113	Gold	Materion	*	UNITED STATES
CID001119	Gold	Matsuda Sangyo Co., Ltd.	*	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	#	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	*	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	*	SINGAPORE
CID001153	Gold	Metalor Technologies SA	*	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	*	UNITED STATES
CID001161	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	*	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	*	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	*	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	*	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	*	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	#	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	*	JAPAN
CID001322	Gold	Elemetal Refining, LLC	*	UNITED STATES
CID001322	Gold	Ohio Precious Metals, LLC	*	UNITED STATES
CID001322	Gold	OPM	*	UNITED STATES
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	*	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	*	RUSSIAN FEDERATION
CID001352	Gold	PAMP SA	*	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.		CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	*	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	*	INDONESIA
CID001498	Gold	PX Précinox SA	*	SWITZERLAND

CID001512	Gold	Rand Refinery (Pty) Ltd.	*	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	*	CANADA
CID001546	Gold	Sabin Metal Corp.		UNITED STATES
CID001555	Gold	Samduck Precious Metals	#	KOREA, REPUBLIC OF
CID001562	Gold	SAMWON Metals Corp.		KOREA, REPUBLIC OF
CID001573	Gold	Schone Edelmetaal B.V.	*	NETHERLANDS
CID001585	Gold	SEMPSA Joyería Platería SA	*	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.		CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	*	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	*	CHINA
CID001754	Gold	So Accurate Group, Inc.		UNITED STATES
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	*	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	*	TAIWAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	*	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	*	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM		CHINA
CID001909	Gold	The Great Wall Gold and Silver Refinery of China		CHINA
CID001916	Gold	China’s Shandong Gold Mining Co., Ltd	*	CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	*	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	*	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.		CHINA
CID001955	Gold	Torecom	#	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	*	BRAZIL
CID001980	Gold	Umicore SA Business Unit Precious Metals Refining	*	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	*	UNITED STATES
CID002003	Gold	Valcambi SA	*	SWITZERLAND
CID002030	Gold	AGR Mathey	*	AUSTRALIA
CID002030	Gold	Western Australian Mint trading as The Perth Mint	*	AUSTRALIA
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	*	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	*	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	*	CHINA
CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	*	CHINA
CID002282	Gold	Morris and Watson		NEW ZEALAND
CID002312	Gold	Guangdong Gaoyao Co		CHINA
CID002312	Gold	Guangdong Jinding Gold Limited		CHINA
CID002314	Gold	Umicore Precious Metals Thailand	*	THAILAND
CID002355	Gold	Faggi Enrico S.p.A.	#	ITALY
CID002459	Gold	Geib Refining Corporation	#	UNITED STATES
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	*	INDIA
CID002510	Gold	Republic Metals Corporation	*	UNITED STATES
CID002511	Gold	KGHM Polska Miedź Spółka Akcyjna	#	POLAND
CID002515	Gold	Fidelity Printers and Refiners Ltd.		ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	*	TAIWAN
CID002560	Gold	Al Etihad Gold Refinery DMCC		UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	*	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals		UNITED ARAB EMIRATES
CID002580	Gold	T.C.A S.p.A	*	ITALY
CID002587	Gold	Tony Goetz NV		BELGIUM

CID002605	Gold	Korea Zinc Co. Ltd.	#	KOREA, REPUBLIC OF
CID002761	Gold	SAAMP		FRANCE
CID002777	Gold	SAXONIA Edelmetalle GmbH	#	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	#	GERMANY
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	*	AUSTRIA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	*	CHINA
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	*	CHINA
CID000410	Tantalum	Duoluoshan	*	CHINA
CID000456	Tantalum	Exotech Inc.	*	UNITED STATES
CID000460	Tantalum	F & X	*	CHINA
CID000460	Tantalum	F&X Electro-Materials Ltd.	*	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	*	CHINA
CID000731	Tantalum	Hi-Temp	*	UNITED STATES
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.	*	UNITED STATES
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	*	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	*	CHINA
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	*	CHINA
CID001076	Tantalum	LSM Brasil S.A.	*	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	*	INDIA
CID001175	Tantalum	Mineração Taboca S.A.	*	BRAZIL
CID001192	Tantalum	Mitsui Mining & Smelting	*	JAPAN
CID001200	Tantalum	Molycorp Silmet A.S.	*	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	*	CHINA
CID001508	Tantalum	QuantumClean	*	UNITED STATES
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	*	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	*	RUSSIAN FEDERATION
CID001769	Tantalum	Solikamsk Metal Works	*	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemicals	*	JAPAN
CID001891	Tantalum	Telex Metals	*	UNITED STATES
CID001969	Tantalum	ULBA	*	KAZAKHSTAN
CID001969	Tantalum	Ulba Metallurgical Plant JSC	*	KAZAKHSTAN
CID002232	Tantalum	Zhuzhou Cemented Carbide	*	CHINA
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	*	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	*	CHINA
CID002504	Tantalum	D Block Metals, LLC	*	UNITED STATES
CID002505	Tantalum	FIR Metals & Resource Ltd.	*	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	*	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	*	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	*	CHINA
CID002539	Tantalum	KEMET Blue Metals	*	MEXICO
CID002540	Tantalum	Plansee SE Liezen	*	AUSTRIA
CID002544	Tantalum	H.C. Starck Co., Ltd.	*	THAILAND
CID002545	Tantalum	H.C. Starck GmbH Goslar	*	GERMANY
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	*	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	*	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	*	UNITED STATES
CID002549	Tantalum	H.C. Starck Ltd.	*	JAPAN

CID002550	Tantalum	H.C. Starck Smelting GmbH & Co.KG	*	GERMANY
CID002556	Tantalum	Plansee SE Reutte	*	AUSTRIA
CID002557	Tantalum	Global Advanced Metals Boyertown	*	UNITED STATES
CID002558	Tantalum	Global Advanced Metals Aizu	*	JAPAN
CID002568	Tantalum	KEMET Blue Powder	*	UNITED STATES
CID002571	Tantalum	Tranzact, Inc.	*	UNITED STATES
CID002590	Tantalum	E.S.R. Electronics	#	UNITED STATES
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	*	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	*	CHINA
CID000228	Tin	Chenzhou Yun Xiang mining limited liability company	#	CHINA
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	*	CHINA
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.		CHINA
CID000292	Tin	Alpha	*	UNITED STATES
CID000292	Tin	Cookson	*	UNITED STATES
CID000295	Tin	Cooper Santa	*	BRAZIL
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.	*	BRAZIL
CID000306	Tin	CV Gita Pesona	*	INDONESIA
CID000307	Tin	CV Justindo	*	INDONESIA
CID000307	Tin	PT Justindo	*	INDONESIA
CID000309	Tin	CV Nurjanah	*	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	*	INDONESIA
CID000313	Tin	CV Serumpun Sebalai	*	INDONESIA
CID000315	Tin	CV United Smelting	*	INDONESIA
CID000402	Tin	Dowa	*	JAPAN
CID000438	Tin	EM Vinto	*	BOLIVIA
CID000438	Tin	Empressa Nacional de Fundiciones (ENAF)	*	BOLIVIA
CID000438	Tin	ENAF	*	BOLIVIA
CID000448	Tin	Estanho de Rondônia S.A.		BRAZIL
CID000468	Tin	Fenix Metals	*	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	*	CHINA
CID000555	Tin	Gejiu Zi-Li		CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.		CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.		CHINA
CID000760	Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.		CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	#	CHINA
CID000942	Tin	Kai Unita Trade Limited Liability Company	#	CHINA
CID001063	Tin	Linwu Xianggui Ore Smelting Co., Ltd.		CHINA
CID001063	Tin	Linwu Xianggui Smelter Co		CHINA
CID001070	Tin	China Tin (Hechi)	*	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	*	CHINA
CID001070	Tin	China Tin Lai Ben Smelter Co., Ltd.	*	CHINA
CID001070	Tin	Liuzhhou China Tin	*	CHINA
CID001070	Tin	Metallic Materials Branch of Guangxi China Tin Group Co., Ltd.	*	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	*	MALAYSIA
CID001105	Tin	MSC	*	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	*	UNITED STATES
CID001173	Tin	Mineração Taboca S.A.	*	BRAZIL

CID001182	Tin	Funsur Smelter	*	PERU
CID001182	Tin	Minsur	*	PERU
CID001191	Tin	Mitsubishi Materials Corporation	*	JAPAN
CID001231	Tin	Jiangxi Nanshan		CHINA
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.		CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	*	THAILAND
CID001337	Tin	OMSA	*	BOLIVIA
CID001337	Tin	Operaciones Metalurgical S.A.	*	BOLIVIA
CID001399	Tin	PT Artha Cipta Langgeng	*	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	*	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	*	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	*	INDONESIA
CID001424	Tin	PT BilliTin Makmur Lestari	*	INDONESIA
CID001428	Tin	PT Bukit Timah	*	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	*	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	*	INDONESIA
CID001448	Tin	PT Karimun Mining	#	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	*	INDONESIA
CID001457	Tin	PT Panca Mega Persada	*	INDONESIA
CID001458	Tin	PT Prima Timah Utama	*	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	*	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	*	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	*	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	*	INDONESIA
CID001477	Tin	PT Tambang Timah	*	INDONESIA
CID001477	Tin	PT Timah (Persero) Tbk Kundur	*	INDONESIA
CID001482	Tin	PT Timah	*	INDONESIA
CID001482	Tin	PT Timah (Persero) Tbk Mentok	*	INDONESIA
CID001482	Tin	PT Timah (Persero), Tbk	*	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	*	INDONESIA
CID001493	Tin	PT Tommy Utama	*	INDONESIA
CID001539	Tin	Rui Da Hung	*	TAIWAN
CID001758	Tin	Soft Metais Ltda.	*	BRAZIL
CID001898	Tin	Thailand Smelting & Refining Co Ltd	*	THAILAND
CID001898	Tin	Thaisarco	*	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	#	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	*	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	*	BRAZIL
CID002158	Tin	Yunnan Chengfeng	#	CHINA
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	#	CHINA
CID002180	Tin	Yunnan Tin Company, Ltd.	*	CHINA
CID002180	Tin	Yunnan Tin Group (Holding) Company Limited	*	CHINA
CID002455	Tin	CV Venus Inti Perkasa	*	INDONESIA
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	*	BRAZIL
CID002478	Tin	PT Tirus Putra Mandiri		INDONESIA
CID002479	Tin	PT Wahana Perkit Jaya	*	INDONESIA
CID002500	Tin	Melt Metais e Ligas S/A	*	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	*	INDONESIA

CID002507	Tin	Phoenix Metal Ltd.	#	RWANDA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	*	PHILIPPINES
CID002530	Tin	PT Inti Stania Prima	*	INDONESIA
CID002570	Tin	CV Ayi Jaya	*	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	#	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	#	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	#	VIET NAM
CID002592	Tin	CV Dua Sekawan	#	INDONESIA
CID002593	Tin	CV Tiga Sekawan	#	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	*	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	#	VIET NAM
CID002706	Tin	Resind Indústria e Comércio Ltda.	*	BRAZIL
CID002773	Tin	Metallo-Chimique N.V.	*	BELGIUM
CID002774	Tin	Elmet S.L.U. (Metallo Group)	*	SPAIN
CID002776	Tin	PT Bangka Prima Tin	*	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	*	INDONESIA
CID002825	Tin	An Thai Minerals Company Limited	#	VIET NAM
CID002829	Tin	PT Kijang Jaya Mandiri	#	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	#	CHINA
CID002848	Tin	Gejiu Fengming Metalurgy Chemical Plant	#	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	#	CHINA
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	*	JAPAN
CID000004	Tungsten	ALMT Corp	*	JAPAN
CID000105	Tungsten	Kennametal Huntsville	*	UNITED STATES
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	*	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	*	CHINA
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.		CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	*	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	*	UNITED STATES
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	*	CHINA
CID000766	Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	*	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	*	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	*	JAPAN
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.		CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	*	CHINA
CID000966	Tungsten	Kennametal Fallon	#	UNITED STATES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	*	VIET NAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	*	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	*	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	*	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	*	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	*	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	#	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	#	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	#	CHINA

CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	*	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	*	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	*	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	*	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	*	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	*	CHINA
CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.		CHINA
CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.		CHINA
CID002532	Tungsten	Pobedit, JSC		RUSSIAN FEDERATION
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	*	CHINA
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	*	CHINA
CID002541	Tungsten	H.C. Starck GmbH	*	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	*	GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	*	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	#	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	*	CHINA
CID002589	Tungsten	Niagara Refining LLC	*	UNITED STATES
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	#	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	*	RUSSIAN FEDERATION
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	#	CHINA
CID002827	Tungsten	Philippine Chuangin Industrial Co., Inc.	*	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	#	CHINA
CID002833	Tungsten	ACL Metais Eireli	#	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	#	KOREA, REPUBLIC OF
CID002845	Tungsten	Moliren Ltd	#	RUSSIAN FEDERATION

Schedule 2

Countries of Origin believed to be associated with the Conflict Free Sourcing Initiative smelters listed in Schedule 1.

ARGENTINA, AUSTRALIA, AUSTRIA, BELGIUM, BOLIVIA, BRAZIL, CAMBODIA, CANADA, CHILE, CHINA, COLOMBIA, CÔTE D’IVOIRE, CZECH REPUBLIC, DJIBOUTI, ECUADOR, EGYPT, ESTONIA, ETHIOPIA, FRANCE, GERMANY, GUYANA, HUNGARY, INDIA, INDONESIA, IRELAND, ISRAEL, JAPAN, KAZAKHSTAN, LAOS, LUXEMBOURG, MADAGASCAR, MALAYSIA , MONGOLIA, MYANMAR, NAMIBIA, NETHERLANDS, NIGERIA, PERU, PORTUGAL, RUSSIA, SIERRA LEONE, SINGAPORE, SLOVAKIA, SOUTH KOREA, SPAIN, SURINAME, SWITZERLAND, TAIWAN, THAILAND, UNITED KINGDOM, UNITED STATES OF AMERICA, VIETNAM, ZIMBABWE, KENYA, MOZAMBIQUE, SOUTH AFRICA, ANGOLA, BURUNDI, CENTRAL AFRICAN REPUBLIC, REPUBLIC OF CONGO, RWANDA, SOUTH SUDAN, TANZANIA, UGANDA, and ZAMBIA.